Exhibit 10.1

SECOND AMENDMENT TO PURCHASE MONEY NOTE

THIS SECOND AMENDMENT TO PURCHASE MONEY NOTE (this “Second Amendment”) is made as of the 20th day of December, 2019, by HUNT FS HOLDINGS II, LLC, a Delaware limited liability company (“Maker”) in favor of MMA CAPITAL HOLDINGS, INC., a Delaware corporation (f/k/a MMA Capital Management, LLC, a Delaware limited liability company) (“Payee”) is an amendment to that certain Purchase Money Note dated January 8, 2018, from Maker to Payee in the original principal amount of $57,000,000 (the “Original Note”), which original principal sum was increased to $67,000,000 pursuant to that certain Allonge to Purchase Money Note dated as of October 4, 2018 (the “Allonge”) executed by Maker in favor of Payee, and as amended by that certain First Amendment to Purchase Money Note dated January 18, 2019, providing for a change in amortization payments (the “First Amendment” and together with the Original Note and the Allonge, the “Note”).

In connection with a series of transactions among Maker, Payee and certain of their affiliates, Maker and Payee desire to memorialize the partial pre-payment of the Note and otherwise amend the Note as more particularly set forth in this Second Amendment.  Accordingly, the terms of the Note are hereby amended as follows:

1. The definition of “Maturity Date” is hereby amended and restated in its entirety as follows:

(bb)“Maturity Date” means the earliest to occur of (i)  January 8, 2025, (ii) the date of the HREC Closing or, if such day is not a Business Day, the immediately succeeding Business Day, or (iii) the date of any earlier acceleration of this Note.

2. There is hereby added to Section 1 of the Note the following additional definitions:

“HREC” means Hunt Real Estate Capital, LLC, a Delaware limited liability company.

“HREC Closing” means the completion of the acquisition of HREC by ORIX Real Estate Capital Holdings, LLC or its designated affiliates.

3. Section 3(b) of the Note is hereby amended by deleting the first sentence thereof in its entirety and replacing it with the following:

“(b)Beginning on the first Interest Payment Date following the second anniversary of the date hereof and on each Interest Payment Date thereafter until the earlier of the Maturity Date and the payment of the outstanding principal amount of this Note in full, a principal payment shall also be due and payable on such date in the amount of TWO MILLION, SIX HUNDRED EIGHTY THOUSAND DOLLARS ($2,680,000).”

4. Annex I of the Note is hereby amended by deleting the definition of “Note Quarterly Amortization Amount” in its entirety and replacing it as follows:

““Note Quarterly Amortization Amount” means TWO MILLION, SIX HUNDRED EIGHTY THOUSAND DOLLARS ($2,680,000) being five percent of the outstanding principal amount of the Note following the December 20, 2019 partial prepayment by Maker.”

5. Payee and Maker acknowledge (a) a $13,400,000 prepayment of the outstanding principal balance of the Note in accordance with Section 6 of the Note (the “Prepayment”), (b) following the Prepayment, the outstanding principal balance under the Note is $53,600,000, and (c) that interest on the Note is current through the date hereof.

6. Maker hereby confirms to Payee that the Note remains in full force and effect in accordance with its terms as amended by this Second Amendment.

(Signatures appear on following page)

IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed this Second Amendment as of the day and year first above written.

MAKER:

HUNT FS HOLDINGS II, LLC, a Delaware limited liability company

By:	/s/ Kara E. Harchuck
Name: Kara E. Harchuck
Title: General Counsel/Secretary

PAYEE:

MMA CAPITAL HOLDINGS, INC., a Delaware corporation

By:	/s/ Gary A Mentesana
Name: Gary A. Mentesana
Title: President

[Signature Page to Second Amendment to Purchase Money Note]